UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

February 16, 2005 (February 11, 2005)

Date of Report (date of earliest event reported):

PEERLESS MFG. CO.

(Exact name of registrant as specified in its charter)

Texas	0-5214	75-0724417

(State or other	(Commission File	(IRS Employer
Jurisdiction of	Number)	Identification No.)
Incorporation)

2819 Walnut Hill Lane, Dallas, Texas 75229
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:
(214) 357-6181

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
SIGNATURES

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     On February 11, 2005, Peerless Mfg. Co. (the “Company”) entered into a new employment agreement (the “Agreement”) with its existing Chief Financial Officer and Vice President of Administration, Mr. Richard L. Travis, Jr. The Agreement has a one-year term commencing February 4, 2005. Pursuant to the Agreement, Mr. Travis has agreed not to compete with the Company during his employment and for one year following the termination of his employment. Mr. Travis is also bound by confidentiality, non-disparagement and conflict of interest provisions. The Company may terminate Mr. Travis for “cause” or without “cause” at any time. If Mr. Travis is terminated without “cause,” the Company must either give him 60 days advance written notice of his termination or provide him with sixty days of base salary and benefit continuation in lieu of such notice, and provided that Mr. Travis enters into a waiver and release agreement with the Company in a form acceptable to the Company, the Company must pay Mr. Travis a severance payment equal to 50% of his then current base salary less (i) any base salary paid to him from the date he is notified of his termination until the effective date of his termination and/or (ii) less any base salary he receives in lieu of notice as described above. Mr. Travis may resign at any time upon 60 days notice.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEERLESS MFG. CO.

By: /s/ Richard L. Travis
      Richard L. Travis
      Chief Financial Officer

Date: February 16, 2005

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